Sun Life Insurance and Annuity Company of New York

One Sun Life Executive Park

Wellesley Hills, MA 02481

(800) SUN-LIFE

AUTOMOBILE AND MOTORCYCLE RACING QUESTIONNAIRE

1. What type(s) of vehicle do you drive in competition?

Motorcycle _________________________ Midget or Micro-Midget Car ____________________

Racing Car _________________________ Go-Kart ____________________

Stock Car _________________________ Hot Rod ____________________

Sports Car _________________________ Dragster ____________________

Describe (e.g. Formula 1 Racing Car) (Note: If no racing or competitive driving to date, indicate type you expect to drive in the future.)

2. Do you own a competitive vehicle? ___ Yes ___ No If "Yes", indicate type, make, model, etc. __________

______________________________________________________________________________________

3. What governing body controls the race meets or under what auspices are they held? ________________

_____________________________________________________________________________________

4. Indicate the type of races or contests in which you have participated or expect to participate (describe):

Speed Races ___________________________________________________________________

Drag Races ___________________________________________________________________

Reliability Trials ___________________________________________________________________

Rallies ___________________________________________________________________

Other ___________________________________________________________________

5. Indicate the type of track(s): a) ___ Paved or ___ Dirt, b) ___ Closed or ___ Open,

c) ___ Local (non-professional) or ___ Professional _________________(name)

Comment on any special features: ________________________________________________________
  Do you expect your future activities to differ from past activities? ___ Yes ___ No If "Yes", explain

_____________________________________________________________________________________

7. Have you ever had a competitive license? ___ Yes ___ No In effect now? ___ Yes ___ No

If "Yes", date first issued. ________________________ Date of expiry _______________________

Name of licensing body __________________________________________________________________

8. Give the number and type of competitions in which you have engaged and estimate for the future.
Period	Type	Number	Time per event	Maximum Speed
Over 3 years ago
Between 2 and 3 years ago
Between 1 and 2 years ago
Past 12 months
Expected maximum future activity per year

9. Additional remarks ______________________________________________________________________

I represent that all statements and answers made to all parts of this questionnaire are complete and true to the best of my knowledge and belief. I agree that this questionnaire shall form part of my application for insurance.

Signed at ___________________________________this _______day of__________________________20__

___________________________________________ __________________________________

Witness Proposed Insured

UND 14/255 COLI - NY